Exhibit 99.1

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

:
IN RE DOLLAR THRIFTY SHAREHOLDER LIITIGATION	: :	Cons. C.A. No. 5458CS
:

STIPULATION AND [PROPOSED] ORDER

WHEREAS, the Lead Plaintiff initiated the present action on May 5, 2010, following the April 25, 2010 announcement by Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”) and Hertz Global Holdings, Inc. (“Hertz”) that they had entered into a merger agreement (the “Merger Agreement”), pursuant to which Hertz would acquire Dollar Thrifty for cash and stock worth $41 per share (the “Proposed Merger”), and following the public filing on May 3, 2010, of a letter from Avis Budget Group, Inc. expressing interest in potentially making a competing offer;
WHEREAS, similar proceedings against the same defendants challenging the Proposed Merger were initiated in the state and federal courts of Oklahoma;
WHEREAS, the operative pleading in this action is the Consolidated Class Action Complaint filed on July 6, 2010;
WHEREAS, this Court entered an order certifying a Class in this action on August 26, 2010, comprising “any and all record and beneficial holders of Dollar Thrifty common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors, successors and assigns, who held Dollar Thrifty common stock at any time between and including April 25, 2010 and the date of consummation or termination of a merger between Dollar Thrifty and Hertz, but excluding defendants and their respective affiliates, including any and all of their respective successors in interest, representatives, trustees, executors, administrators, heirs, transferees (immediate and remote), and any person or entity acting for or on behalf of, or claiming under any of them, and each of them”;

WHEREAS, on October 1, 2010, Hertz delivered notice to Dollar Thrifty terminating the Merger Agreement as amended, by and among Dollar Thrifty, Hertz, and a wholly owned subsidiary of Hertz;
WHEREAS, the federal action in Oklahoma was dismissed by stipulation dated October 15, 2010;
WHEREAS, on August 27, 2012, Dollar Thrifty and Hertz announced that they had entered into a new definitive merger agreement pursuant to which Hertz would acquire Dollar Thrifty for $87.50 per share in a twostep tender offer transaction (the “Tender Offer”);
WHEREAS, the Tender Offer is not the subject of any claims asserted in this action, and the Lead Plaintiff is not pursuing any claims relating to the Tender Offer;
WHEREAS, the Lead Plaintiff believes the claims asserted in the action have become moot, and the defendants do not object to a dismissal of this action on such ground;
WHEREAS, the action filed in Oklahoma state court, styled Marc S. Henzel v. Dollar Thrifty Automotive Group, Inc. et al. (Consolidated Case No. CJ201002761, Dist. Ct. Tulsa County, Oklahoma) was dismissed without prejudice pursuant to 12 O.S. § 684 on September 20, 2012; and

WHEREAS, counsel for the Lead Plaintiff in this action has confirmed that they will not file an application for attorneys’ fees and expenses in connection with their prosecution of this action and that they do not intend to challenge the Tender Offer;
AND NOW, the Court, having considered the appropriate procedure for the dismissal of this action in light of the foregoing,
IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this 24th day of September, 2012, as follows:
1.           The certified Class in this action is hereby clarified and redefined to consist of
“any and all record and beneficial holders of Dollar Thrifty common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors, successors and assigns, who held Dollar Thrifty common stock at any time between and including April 25, 2010 and July 16, 2012 (the “Class Period”), but excluding defendants and their respective affiliates, including any and all of their respective successors in interest, representatives, trustees, executors, administrators, heirs, transferees (immediate and remote), and any person or entity acting for or on behalf of, or claiming under any of them, and each of them” (the “Revised Class”).
2.           A hearing on the proposed dismissal of this action as moot shall be held on November 9, 2012 at 10:00 a.m. in Wilmington, Delaware (the “Dismissal Hearing”).  At the Dismissal Hearing, the Court will hear and consider any objections by any member of the Revised Class who wishes to object to the proposed dismissal of this action as moot and/or to intervene as lead plaintiff or otherwise to appear in a representative capacity in this action on behalf of the Revised Class.

3.           Any member of the Revised Class who objects to the proposed dismissal of this action as moot, or who wishes to intervene or otherwise be heard in this action, may appear personally or by counsel at the Dismissal Hearing and present evidence or argument that may be proper and relevant; provided, however, that no member of the Revised Class shall be entitled to object to the dismissal of this action as moot or to intervene or otherwise be heard in this action, and no papers or briefs submitted by or on behalf of any member of the Revised Class shall be received and considered, except by order of the Court for good cause shown, unless such member of the Revised Class files with the Registry in Chancery no later than ten (10) business days prior to the Dismissal Hearing: (i) a signed written notice of intention to appear, identifying the name, address, and telephone number of the class member and, if represented, his/her/its counsel, (ii) a written detailed statement of the class member’s specific objections to any matter before the Court or reasons for intervening or other requesting to be heard, setting forth the grounds for such objections or request to intervene or otherwise be heard, and (iii) copies of documentation sufficient to prove that such person is a member of the Revised Class that specifies the number of shares of Dollar Thrifty Automotive Group, Inc. common stock beneficially owned by such person during the Class Period.  Such papers must also be served electronically or by hand or overnight mail upon each of the counsel set forth below such that they are received no later than ten (10) business days prior to the Dismissal Hearing.
Joel Friedlander, Esquire
BOUCHARD MARGULES & FRIEDLANDER, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
(302) 5733500

Donald J. Wolfe, Jr., Esquire
Matthew E. Fischer, Esquire
POTTER ANDERSON & CORROON LLP
Hercules Plaza, 6th Floor
1313 North Market Street
P.O. Box 951
Wilmington, DE 19899
(302) 9846000

4.           If no objections or requests to intervene or otherwise be heard in this action are submitted pursuant to the preceding paragraph, counsel for the Lead Plaintiff and Dollar Thrifty shall jointly inform that Court of that fact no later than three (3) business days prior to the date of the Dismissal Hearing and, in such event, the Dismissal Hearing shall not take place and, without need for further action by any party hereto or the Court, final judgment shall be entered that (a) dismisses this action as moot and (b) forecloses any application for an award of fees by any member of the Revised Class or any counsel thereto in connection with this action (the “Final Judgment”).  A form of the Final Judgment, which is subject to approval by the Delaware Court of Chancery, is attached to this Order as Exhibit A.
5.           The Court’s adjudication of any disputes regarding the dismissal of this action shall be dispositive as to all members of the Revised Class.
6.           Dollar Thrifty shall provide notice to the members of the Revised Class of the provisions and entry of this Order through the filing of a Form 8K, attaching this Order as an exhibit, within seven (7) calendar days of this Order’s entry.

BOUCHARD MARGULES & FRIEDLANDER, P.A.

/s/ Joel Friedlander
Joel Friedlander (#3163)
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
(302) 5733500

Delaware Liaison Counsel for Plaintiff

OF COUNSEL:

BERNSTEIN LITOWITZ BERGER &
GROSSMANN LLP

Mark Lebovitch
Amy Miller
Jeremy Friedman
1285 Avenue of the Americas
New York, NY 10019
(212) 5541400

KESSLER TOPAZ
MELTZER & CHECK, LLP

Lee D. Rudy
Michael C. Wagner
280 King of Prussia Road
Radnor, PA 19087
(610) 6677706

CoLead Counsel for Plaintiff

POTTER ANDERSON & CORROON LLP

/s/Matthew E. Fischer
Matthew E. Fischer (#3092)
Dawn M. Jones (#4270)
Hercules Plaza, 6th Floor
1313 North Market Street
P.O. Box 951
Wilmington, DE 19899
(302) 9846000

Counsel for Director Defendants and Dollar Thrifty Automotive Group, Inc

OF COUNSEL:

CLEARY GOTTLIEB STEEN &
HAMILTON LLP

Mitchell A. Lowenthal
One Liberty Plaza
New York, New York, 10006
(212) 2252000

IT IS SO ORDERED this ___ day of ___________, 2012.

_____________________________________
Chancellor

This document constitutes a ruling of the court and should be treated as such.
Court:	DE Court of Chancery Civil Action
Judge:	Leo E Strine
File & Serve Transaction ID:	46581633
Current Date:	Sep 24, 2012
Case Number:	5458CS
Case Name:	CONF ORD ON DISC CONS W/ 5456, 5471, 5469, 5487 In Re Dollar Thrifty Shareholder Litigation
Court Authorizer:	Strine, Leo E
Court Authorizer Comments:
A hearing on the proposed dismissal will be held on November 9, 2012 at 10:00 a.m.
/s/ Judge Strine, Leo E